                                                                Exhibit 3.1



                     THE COMMONWEALTH OF MASSACHUSETTS
                                                          FEDERAL IDENTIFICATION
                          MICHAEL JOSEPH CONNOLLY
                                                          NO. 04-2443539
                       Secretary of the Commonwealth
                  ONE ASHBURTON PLACE, BOSTON, MASS: 02108

                       RESTATED ARTICLES OF ORGANIZATION

                     General Laws, Chapter 155B, Section 74

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws. Chapter 156B, Section 114. Make checks payable to the Commonwealth of Massachusetts.
                                   __________

     We.          David J. Collins                       ,President and
                  Rickart A. Connole                     ,Assistant Clerk of


                         COMPUTER IDENTICS CORPORATION
                             (Name of Corporation)

located at 5 Shavmut Road, Canton, MA 02021 do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted on November 13, 1984, by unanimous consent of the Directors.

     1.  The name by which the corporation shall be known is:

                         Computer Identics Corporation

     2.  The purposes for which the corporation is formed are as follows:

                To engage generally in the business of buying, selling, servicing, renting, leasing, manufacturing, pledging, mortgaging and otherwise dealing in and with all kinds and manner of devices, machines, processes, inventions, patents and personal property used in connection with the identification and control of moving objects, and to carry on any business permitted by the laws of the Commonwealth of Massachusetts to a corporation organized under Chapter 156B.



NOTE: Provisions for which the space provided under articles 2, 4, 5, and 6 is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Indicate under each article where the provision is set out. Continuation sheets shall be on 8 1/2 wide by 11" high paper and must have a left-hand margin 1 inch wide for binding. Only one side should be used.

        3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

                      WITHOUT PAR VALUE             WITH PAR VALUE
                      -----------------     ------------------------------
CLASS OF STOCK         NUMBER OF SHARES     NUMBER OF SHARES     PAR VALUE
- --------------         ----------------     ----------------     ---------
Preferred

Common                                          7,000,000           $.10
Non-voting Common                                 600,000           $.01

       *4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

                        See attachment pages 4A through 4B

       *5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

                                      None

       *6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                        The Directors may make, amend or repeal the By-Laws in whole or in part, to the extent and in the manner therein provided, except with respect to any provision thereof which by law or the By-Laws requires action by the stockholders. Meetings of the stockholders of the corporation may be held anywhere in the United States.

*If there are no such provisions, state "None".

                        Continuation Pages for Article 4
                        --------------------------------

(a) Liquidation: In the event of any liquidation, dissolution, or winding up of this Corporation, whether voluntary or involuntary, the holders of Common Stock and Non-voting Common Stock shall be entitled to receive, ratably, all of the assets of the Corporation.

        A consolidating or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution, or winding up, within the meaning of this clause.

(b) Automatic Conversion of Non-voting Common Shares: Upon the sale, transfer or other disposition by the First National Bank of Boston ("FNBB") or its nominee of any shares of Non-Voting Common Stock held by it to any transferee (other than an affiliate of FNBB), such shares shall, by virtue of such sale, transfer or other disposition and without any further action on any party's part, be automatically converted into an equal number of shares of Common Stock. Any such transferee shall be entitled, upon presentation to the Corporation of a certificate or certificates (duly endorsed or accompanied by stock powers duly endorsed by FNBB or its nominee) representing the shares of Non-Voting Common Stock so transferred, to receive a certificate or certificates representing an equal amount of Common Stock. Registration on the Corporation's books and records of such shares of Common Stock in the name of the transferee prior to the record date fixed for a stockholders' vote shall be a pre-condition of such transferee's exercising the voting rights of such shares.

(c) Preemptive Rights: Except for the conversion of the Non-Voting Common Stock into Common Stock as above provided, and except as set forth in subsection (e), no holder of any class of stock of the Corporation shall be entitled as of right to subscribe for, purchase, or receive any part of any new or additional shares of any class, whether now or hereafter authorized, or of bonds, debentures, or other evidences of indebtedness convertible into or exchangeable for shares, but all such new or additional shares of any class, or bonds, debentures, or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration, so far as may be permitted by law, and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

(d) Issuance: The Board of Directors is authorized and empowered to cause the issuance at any time or from time to time for cash or any other lawful consideration, and on such terms, conditions or prices consistent with the provisions of law, the Articles of


                                      -4A-

        Organization and the By-Laws of the Corporation as from time to time amended, any of the shares of the Corporation's Non-Voting Common Stock, par value $.01 per share, and shares of Common Stock, par value $.10 per share, provided, however, that no shares of Non-Voting Common Stock shall be issued by the Corporation from authorized shares of Non-Voting Common Stock which become available for issuance by virtue of the conversion of such shares into Common Stock.

(e) Miscellaneous: In addition to the rights and privileges set forth above pertaining to the Common Stock, the holders of the Common Stock shall have all the rights and privileges normally accorded to holders of common stock in corporations organized pursuant to Chapter 156B of the General Laws of the Commonwealth of Massachusetts except that a vote of a majority of each class of stockholders outstanding and entitled to vote shall be necessary to approve any merger, consolidation or sale of substantially all the assets of the Corporation. The holders of shares of Non-Voting Common Stock shall have all of the rights and privileges accorded to holders of Common Stock, including without limiting the generality of the foregoing, the right to share pro-rata with holders of Common stock in any stock-split or stock or cash dividend and any distributions of stock, cash or property or any recapitalization or reclassification with respect to Common Stock, except that shares of Non-Voting Common stock shall be (including any shares of Non-Voting Common Stock issued by way of stock dividend or stock split) non-voting in all respects except as expressly provided herein or under the Massachusetts Business Corporation Law. So long as any Non-Voting Common Stock is outstanding, in the event the Corporation desires to sell shares of Common Stock at a price per share less than $1.50 (except (a) upon conversion of Non-Voting Common Stock, or (b) in connection with the grant of stock options to, or the exercise of stock options by, officers and employees of the Corporation for the purchase of not more than 150,000 shares of Common Stock), the Corporation shall give FNBB prior written notice setting forth the number of Common Shares intended to be sold and the price per share at which such shares are intended to be sold, and FNBB shall have the right, upon written notice to the Corporation not more than 20 days thereafter, to buy all or any part of the Common Stock intended to be sold at the intended price. If FNBB does not elect to purchase any shares of Common Stock, or if it elects to purchase only a part of such shares intended for sale, the Corporation may thereafter sell all such shares, or the remaining balance, as the case may be, as the Corporation may see fit but not for a price per share less than that specified in its written notice to FNBB as the intended sale price.


                                      -4B-

        "We further certify that the foregoing restated article of organization effect no amendment to the articles of organization of the corporation as heretofore amended, except amendments to the following articles:
None.
(If there are no such amendments, state "None".)

                  Briefly describe amendments in space below:




IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 13th day of November in the year 1984.

/s/   Donald J. Collins            President
________________________________

/s/   Rickart A. Connole           Assistant Clerk
________________________________

                       THE COMMONWEALTH OF MASSACHUSETTS

                       RESTATED ARTICLES OF ORGANIZATION
                    (General Laws, Chapter 156B, Section 74)

        I hereby approve the within restated articles of organization and, the filing fee in the amount of $150.00 having been paid, said articles are deemed to have been filed with me this 21st day of December, 1984.

                                                /s/ MICHAEL JOSEPH CONNOLLY
                                                -------------------------------
                                                    MICHAEL JOSEPH CONNOLLY
                                                 Secretary of the Commonwealth
                                                   State House, Boston, Mass.



                         TO BE FILLED IN BY CORPORATION

           PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT

           TO:

                      Lawrence J. Davidson Jr., Esquire
           ..........................................................

                      Sherburne, Powers & Needham
           ..........................................................

                      One Beacon Street, Boston, MA 02108
           ..........................................................

           Telephone  (617) 523-2700
                     ................................................


                                                        Copy Mailed DEC 28 1984

        Form CD-72-30M-4/86-808851


                        THE COMMONWEALTH OF MASSACHUSETTS

               OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
  JM                                                      FEDERAL IDENTIFICATION
- ------                 MICHAEL JOSEPH CONNOLLY, Secretary
Examiner
            ONE ASHBURTON PLACE, BOSTON, MASS.  02108     NO. 04-2443539
                                                            -------------------

                                  ARTICLES OF AMENDMENT

                          General Laws, Chapter 156B, Section 72



             This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

                                ---------------

          We,  Frank J. Wezniak                            , President/xxxxx and
       James Pollock                                       , Clerk/xxxxxxxxx of

                           Computer Identics Corporation
       ------------------------------------------------------------------------
                               (Name of Corporation)

located at              5 Shawmut Road, Canton, MA  02021
           --------------------------------------------------------------------

- -----------
Name       do hereby certify that the following amendments to the articles of
Approved organization of the corporation were duly adopted at a meeting held on May 28, 1987, by vote of

          #1  3,836,646 shares of Common Stock out of 5,298,731 shares
              ---------          --------------       ---------
              outstanding,
                                (Class of Stock)

          #2  3,744,873 shares of Common Stock out of 5,298,731 shares
              ---------          --------------       ---------
              outstanding and,
                                (Class of Stock)


                    shares of               out of           shares outstanding
          ---------           -------------        ---------
                             (Class of Stock)


              Amendment #1 being at least a majority of each class outstanding and entitled to vote thereon:-*

              Cross Out     Amendment #2, being two-thirds of each class
                              outstanding and entitled to vote thereon and

              Inapplicable      of each class or series of stock whose rights
                                  are adversely affected

              Clause              thereby:-**



C / /

P / /

M / /


               * For amendments adopted pursuant to Chapter 156B, Section 70

              ** For amendments adopted pursuant to Chapter 156B, Section 71


                  Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate
             8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1
  4          inch for binding. Additions to more than one Amendment may be
- -----        continued on a single sheet so long as each Amendment requiring
 P.C.        each such addition is clearly indicated.

Amendment #1

TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:

The total presently authorized is:

                        NO PAR VALUE        WITH PAR VALUE       PAR
  KIND OF STOCK       NUMBER OF SHARES     NUMBER OF SHARES     VALUE
- -----------------     ----------------     ----------------     -----
     COMMON                                   7,000,000          .10
Non-Voting Common)                              600,000          .01
   PREFERRED)

CHANGE the total to:

                        NO PAR VALUE        WITH PAR VALUE       PAR
  KIND OF STOCK       NUMBER OF SHARES     NUMBER OF SHARES     VALUE
- -----------------     ----------------     ----------------     -----
     COMMON                                   14,000,000         .10
Non-Voting Common)                               600,000         .01
   PREFERRED)

                                  Amendment #2
                                  ------------

There shall be added to Article 6, the following:

        No director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, provided, however, that, to the extent provided by applicable law, this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate the liability of a director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


    The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 28th day of May, in the year 1987.

/s/   Frank J. Wezniak                      President
 ...........................................


/s/   James Pollock                         Clerk
 ...........................................

                       THE COMMONWEALTH OF MASSACHUSETTS


                             ARTICLES OF AMENDMENT

                    (General Laws, Chapter 156B, Section 72)


I hereby approve the within articles of amendment and, the filing fee in the amount of $3,575.00 having been paid, said articles are deemed to have been filed with me this 1st day of June, 1987.




                            /s/  Michael J. Connolly
                            ________________________

                            MICHAEL JOSEPH CONNOLLY
                               Secretary of State



TO BE FILLED IN BY CORPORATION
PHOTO COPY OF AMENDMENT TO BE SENT
TO:  James Pollock
     Sherburne, Powers & Needham
     One Beacon Street
     Boston, MA 02108
     Telephone  523-2700

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2443539
                                                              ------------------

                       THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                             ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

We,         Richard C. Close                    , *President,
    --------------------------------------------

and         Steven R. London                                         , *Clerk,
    -----------------------------------------------------------------

of   Computer Identics Corporation                                           ,
   --------------------------------------------------------------------------
                          (Exact name of corporation)

located at:         5 Shawmut Road, Canton, MA 02021                         ,
            -----------------------------------------------------------------
                (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

        3
- -----------------------------------------------------------------------------
         (Number those articles 1, 2, 3, 4, 5, and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on May 14,
                                                                      ------
1996, by vote of:
  --

8,791,770 shares of         Voting Common          of 10,866,793 shares
- ---------           ------------------------------    ----------
                    (type, class & series, if any)

outstanding,

          shares of                                of            shares
- ---------           ------------------------------    ----------
                    (type, class & series, if any)

outstanding, and

          shares of                                of            shares
- ---------           ------------------------------    ----------
                    (type, class & series, if any)

outstanding.

**being at least a majority of each type, class or series outstanding and entitled to vote thereon:


*Delete the inapplicable words.             **Delete the inapplicable clause.
(1) For amendments adopted pursuant to Chapter 156B, Section 70.
(2) For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

    WITHOUT PAR VALUE STOCKS                       WITH PAR VALUE STOCKS
- -------------------------------     -----------------------------------------------------
TYPE           NUMBER OF SHARES     TYPE                   NUMBER OF SHARES     PAR VALUE
- ----           ----------------     ----                   ----------------     ---------
Common:                             Common:                   14,000,000           $.10
                                    (Non-voting Common)          600,000           $.01
Preferred:                          Preferred:

Change the total authorized to:

    WITHOUT PAR VALUE STOCKS                       WITH PAR VALUE STOCKS
- -------------------------------     -----------------------------------------------------
TYPE           NUMBER OF SHARES     TYPE                   NUMBER OF SHARES     PAR VALUE
- ----           ----------------     ----                   ----------------     ---------
Common:                             Common:                   25,000,000           $.10
                                    (Non-voting Common)          600,000           $.01
Preferred:                          Preferred:

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B. Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.


Later effective date: __________________________


SIGNED UNDER THE PENALTIES OF PERJURY, this 12th day of June, 1996.
                                            ----        ----  ----


/s/  Richard C. Close                * President
________________________________________________


/s/  Steven R. London                * Clerk
________________________________________________

* Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)


I hereby approve the within Articles of Amendment, and the filing fee in the amount of $11,000 having been paid, said article is deemed to have been filed
          -------
with me this 12th day of June, 1996.
             ----        ----    --



Effective date: ______________________________




                           /s/ William Francis Galvin
                           __________________________




                             WILLIAM FRANCES GALVIN
                         Secretary of the Commonwealth






                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:



Steven R. London, Esq.
Brown, Rudnick, Freed & Gesner
One Financial Center
Boston, MA 02111
Tel: (617)856-8200